Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Annual Report of VASCO Data Security International, Inc. (the company) on Form 10-K for the period ending December 31, 2008 (the Report), I, Clifford K. Bown, Chief Financial Officer of the company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

i.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

/s/ Clifford K. Bown
Clifford K. Bown
Chief Financial Officer

March 13, 2009